                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement on Form S-3 of LEAR SEATING Corporation of our report dated August 23, 1995 with respect to the balance sheet of Plastifol GmbH & Co. KG as of 31 December 1994 and the related profit and loss account and cash flow statement for the year then ended which report appears in the Form 8-K of LEAR SEATING Corporation filed on August 28, 1995.



                                      /s/ KPMG Deutsche Treuhand-Gesellschaft



                                      KPMG DEUTSCHE TREUHAND-GESELLSCHAFT


                                      Aktiengesellschaft


                                      Wirtschaftsprufungsgesellschaft



Munich, Germany


  August 23, 1995